## AMENDMENT NO. 1 TO THE ASSET RETURN AND TERMINATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE ASSET RETURN AND TERMINATION AGREEMENT (the "Amendment"), is effective as of the 31st day of May 2022 (the "Effective Date"), by and between **BAXALTA INCORPORATED**, a wholly owned subsidiary of Takeda Pharmaceutical Company Limited, with offices at 1200 Lakeside Drive, Bannockburn, IL 60015 ("BI"), **BAXALTA GmbH**, with offices located at Thurgauerstrasse 130, 8152 Glattpark-Opfikon (Zürich), Switzerland ("BGMBH"), **BAXALTA US Inc.**, with offices located at 1200 Lakeside Drive, Bannockburn, IL 60015 ("BUSI" and, together with BI and BGMBH, collectively, "Takeda") and **CTI BioPharma Corp. (F/k/a Cell Therapeutics, Inc.)** with offices located at 3101 Western Ave., #800, Seattle WA 98121 ("CTI"). For the purposes of this Amendment, each of Takeda and CTI may be referred to as a "Party" and together as the "Parties".

WHEREAS, Takeda and CTI have entered into that certain Asset Return and Termination Agreement with an effective date as of the 21st day of October 2016 and as may be amended (the "Agreement"); and

WHEREAS, the Parties now desire to amend the Agreement as of the Effective Date.

NOW THEREFORE, for and in exchange of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1. The Parties acknowledge and agree that CTI has received accelerated approval of the drug product VONJO on February 28, 2022, and as a result, CTI was required under the Agreement to make a one-time payment of $10,290,687 to Takeda within 60 days following FDA approval of VONJO (the "Approval Payment"). CTI has not yet made the Approval Payment and the Parties are now agreeing to an amended payment schedule as set forth in this Amendment.

2. In consideration for the waiver of any breach under the Agreement arising from the failure to make the Approval Payment by April 29, 2022 (i.e., 60 days from the VONJO approval date), CTI now agrees to instead make a one-time approval payment in the sum of $10,290,687 by no later than March 15, 2023, with interest thereon in accordance with the milestone payment schedule in Annex 1 ("Milestone Payments") of this Amendment, which shall be made part of the Agreement as of the Amendment Effective Date. It will be considered a breach of this Amendment if CTI fails to make any of the Milestone Payments. On each interest payment date (or the next business day thereafter) CTI shall send Takeda a monthly statement of interest along with the interest payment, so that Takeda may verify the accuracy of the payments. In consideration for extending the payment due date, CTI agrees to pay the full amount due notwithstanding whether there is any further regulatory action related to VONJO (e.g. full FDA approval is granted or denied, VONJO is removed from the market for any reason, etc.). For sake of clarity, this means that CTI agrees to pay Takeda $10,290,687 by or before March 15, 2023, plus the interest described below, without any further conditions or requirements. Any late payments shall be subject to the interest rate set forth on Annex 1.

2. Except as otherwise set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. Each capitalized term used herein shall have the same meaning assigned to it in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

**BAXALTA INCORPORATED**

BY: [signature]

John Bathery

Name

Head, Business Development Operations

Title

**CTI BioPharma Corp.**

BY: [signature]

David Kirske

Name

Chief Financial Officer

Title

**BAXALTA GmbH**

BY: i.V. [signature]

Andrea Herrmann

Name

Authorized Signatory

Title

**BAXALTA GmbH**

BY: i.V. [signature]

Naomi de Roo

Name

Authorized Signatory

Title

**BAXALTA US INC.**

BY: [signature]

John Bathery

Name

Head, Business Development Operations

Title

**ANNEX 1**
**MILESTONE PAYMENTS**

| Payment Due Date | Payment Amount Due |
|---|---|
| July 1, 2022 | • Three interest payments due (first payment originally due May 1, 2022; second payment due on June 1, 2022; and third interest payment due on July 1, 2022).<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 90-day period, plus two percent per annum. |
| August 1, 2022 | • Fourth interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| September 1, 2022 | • Fifth interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| October 1, 2022 | • Sixth interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| November 1, 2022 | • Seventh interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| December 1, 2022 | • Eighth interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| January 1, 2023 | • Ninth interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| February 1, 2023 | • Tenth interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| March 1, 2023 | • Eleventh interest payment due.<br>• Amount to be calculated at the average of the prime rate reported by JPMorgan Chase, New York City, over the prior 30-day period, plus two percent per annum. |
| March 15, 2023 | • Full payment amount of $10,290,687 per the contract due on or before this date. |

An additional payment penalty will apply to any payments not received by the due date as indicated above. Monthly penalty amount will be equal to the monthly interest due.